Exhibit 4.3

Registration Rights Agreement

Dated as of January 31, 2013

among

DIGITALGLOBE, INC.,

the Guarantors

and

Morgan Stanley & Co. LLC

As Representative of the Initial Purchasers

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into this 31st day of January, 2013 among DigitalGlobe, Inc., a Delaware corporation (the “Company”), the Guarantors listed on the signature pages hereto (the “Guarantors”) and Morgan Stanley & Co. LLC as representative (the “Representative”) of the initial purchasers named in Schedule I hereto (collectively, the “Initial Purchasers”).

This Agreement is made pursuant to the Purchase Agreement, dated January 25, 2013 among the Company, the initial guarantors party thereto and the Representative (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $600,000,000 principal amount of the Company’s 5.25% Senior Notes Due 2021 (the “Notes”). The Notes will be unconditionally guaranteed, jointly and severally, as to the payment of principal and interest by the Guarantors (such guarantees, the “Guarantees”, and the Notes with the Guarantees, the “Securities”) In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Additional Interest” shall have the meaning set forth in Section 2.5.

“Business Day” shall mean any day except (i) a Saturday, Sunday or other day in The City of New York on which banks are required or authorized to close or (ii) any other day on which the SEC is closed.

“Closing Date” shall mean January 31, 2013, the date the Securities were originally issued.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Company, provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

“Effectiveness Period” shall have the meaning set forth in Section 2.2(c) herein.

“Exchange Offer” shall mean the offer by the Company to exchange the Exchange Securities for Registrable Securities pursuant to Section 2.1 hereof.

“Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

“Exchange Period” shall have the meaning set forth in Section 2.1(b) hereof.

“Exchange Securities” shall mean the 5.25% Senior Notes Due 2021 issued by the Company under the Indenture containing terms identical to the Securities in all material respects (except that the additional interest rate, restrictions on transfers and restrictive legends shall be eliminated), to be offered to Holders of Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

“Freely Transferable” shall mean the time at which a Security (i) may be sold to the public pursuant to Rule 144 under the 1933 Act by a person that is not an “affiliate” (as defined in Rule 144 under the 1933 Act) of the Company without regard to any of the conditions specified therein (other than the holding period requirement in paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination) and (ii) does not bear any restrictive legends relating to the 1933 Act.

“Guarantees” has the meaning set forth in the preamble.

“Guarantors” shall have the meaning set forth in the preamble and shall also include successor and subsequent guarantors.

“Holder” shall mean an Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

“Indenture” shall mean the Indenture relating to the Securities, dated as of January 31, 2013, among the Company, the Guarantors and U.S. Bank National Association, as trustee, as the same has been or may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

“Initial Purchaser” or “Initial Purchasers” shall have the meaning set forth in the preamble.

“Issuer FWP” shall have the meaning set forth in Section 4(a).

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any Affiliate (as defined in the Indenture) of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

“Participating Broker-Dealer” shall mean each of the Initial Purchasers and any other broker-dealer which makes a market in the Securities and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.

“Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Private Exchange” shall have the meaning set forth in Section 2.1 hereof.

“Private Exchange Securities” shall have the meaning set forth in Section 2.1 hereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all materials incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities and, if issued, the Private Exchange Securities; provided, however, that Securities and, if issued, the Private Exchange Securities, shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities or Private Exchange Securities shall have become or been declared effective under the 1933 Act and such Securities or Private Exchange Securities shall have been disposed of pursuant to such Registration Statement, (ii) when such Securities or Private Exchange Securities have been sold to the public pursuant to Rule l44 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) when such Securities or Private Exchange Securities shall have ceased to be outstanding, (iv) when the Exchange Offer is consummated (except in the case of Securities and Private Exchange Securities purchased from the Company and continued to be held by the Initial Purchasers) or (v) upon the date when such Securities or Private Exchange Securities become Freely Transferable.

“Registration Default” shall have the meaning set forth in Section 2.5.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC registration and filing fees, (ii) all fees and expenses incurred by the Company in connection with compliance with state securities or blue sky laws in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities and any filings with the Financial Industry Regulatory Authority, (iii) all expenses of the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, incurred by the Company, if any, (v) the reasonable and documented fees and disbursements of counsel for the Company and of the independent registered public accounting firm of the Company, including the expenses of any special audits required by or incident to such performance and compliance, (vi) the reasonable and documented fees and expenses of the Trustee, and any escrow agent or custodian, (vii) the reasonable and documented fees and disbursements of one firm of special counsel representing the Holders of Registrable Securities and (viii) the reasonable and documented fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding the fees and expenses of counsel to the Holders of Registrable Securities (except as set forth in (vii) above) and any transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

“SEC” shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Shelf Registration” shall mean a registration effected pursuant to Section 2.2 hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2.2 of this Agreement which covers all of the Registrable Securities or all of the Private Exchange Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

“Suspension Period” shall have the meaning set forth in Section 2.2 hereof.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

2. Registration Under the 1933 Act.

2.1 Exchange Offer. If the Securities are not Freely Transferable by the 366th calendar day following the Closing Date, then, unless the Exchange Offer shall not be permissible under applicable law or SEC policy, the Company shall, for the benefit of the Holders use its commercially reasonable efforts to, (A) prepare and file with the SEC, an Exchange Offer Registration Statement on an appropriate form under the 1933 Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities (other than Private Exchange Securities), of a like principal amount of Exchange Securities, (B) cause the Exchange Offer Registration Statement to become or be declared effective under the 1933 Act, (C) keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) cause the Exchange Offer to be consummated on or prior to the 456th calendar day following the Closing Date. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer.

In connection with the Exchange Offer, the Company shall:

(a) mail as promptly as practicable after the commencement of the Exchange Offer to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b) keep the Exchange Offer open for acceptance for a period of not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the “Exchange Period”);

(c) utilize the services of the Depositary for the Exchange Offer;

(d) permit Holders to withdraw tendered Registrable Securities at any time prior to the expiration of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing such Holder’s election to have such Securities exchanged;

(e) notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

(f) otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.

If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Securities acquired by them and having the status of an unsold allotment in the initial distribution, the Company upon the request of any Initial Purchaser shall, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to such Initial Purchaser in exchange (the “Private Exchange”) for the Securities held by such Initial Purchaser, a like principal amount of debt securities of the Company on a senior basis, that are identical (except that such securities shall bear appropriate transfer restrictions) to the Exchange Securities (the “Private Exchange Securities”).

The Exchange Securities and the Private Exchange Securities shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture but that the Private Exchange Securities shall be subject to such transfer restrictions. The Indenture or such indenture shall provide that the Exchange Securities, the Private Exchange Securities and the Securities shall vote and consent together on all matters as one class of securities under the Indenture and that none of the Exchange Securities, the Private Exchange Securities or the Securities will have the right to vote or consent as a separate class on any matter under the Indenture. If the customary procedures of the Depositary and the CUSIP Bureau allow, the Private Exchange Securities shall be of the same series as and the Company shall use its commercially reasonable efforts to have the Private Exchange Securities bear the same CUSIP number as the Exchange Securities. The Company shall not have any liability under this Agreement solely as a result of such Private Exchange Securities not bearing the same CUSIP number as the Exchange Securities.

As soon as practicable after the close of the Exchange Offer and/or the Private Exchange, as the case may be, the Company shall:

(i) accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal;

(ii) accept for exchange all Securities properly tendered pursuant to the Private Exchange;

(iii) deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

(iv) cause the Trustee promptly to authenticate and deliver Exchange Securities or Private Exchange Securities, as the case may be, to each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

Interest on each Exchange Security and Private Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor (or if the Exchange Security is authenticated between a record date and an interest payment date, from such interest payment date) or, if no interest has been paid on the Registrable Securities, from the Closing Date. The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than (i) that the Exchange Offer or the Private Exchange, or the making of any exchange by a Holder, does not violate applicable law, rule or regulation or any applicable interpretation of the staff of the SEC, (ii) the due tendering of

Registrable Securities in accordance with the Exchange Offer and the Private Exchange, (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that (A) it is not an affiliate (as defined in Rule 405 under the 1933 Act) of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the 1933 Act, to the extent applicable; (B) all Exchange Securities to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities, (C) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities, (D) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for the Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities and (E) shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer or the Private Exchange which, in the Company’s judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer or the Private Exchange. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

2.2 Shelf Registration. If the Securities are not Freely Transferable by the 366th calendar day after the Closing Date and (i) if, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) for any other reason the Exchange Offer is not consummated within 456 calendar days of the Closing Date or (iii) if and to the extent that a Holder that is not an affiliate is not permitted to participate in the Exchange Offer or does not receive fully tradable Exchange Securities pursuant to the Exchange Offer, then in case of each of clauses (i) through (iii) the Company shall use commercially reasonable efforts to:

(a) as promptly as reasonably practicable, and in any event on or prior to the 30th calendar day after such filing obligation arises, but in no event earlier than the 456th calendar day after the Closing Date, file with the SEC, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement;

(b) cause such Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 90th calendar day after such filing;

(c) keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for (i) a period of two years from the Closing Date, or (ii) for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, become Freely Transferable Securities or cease to be outstanding or otherwise to be Registrable Securities (the “Effectiveness Period”); and

(d) notwithstanding any other provisions hereof, use its commercially reasonable efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided that clauses (ii) and (iii) of this paragraph shall not apply to any information furnished in writing by or on behalf of the Initial Purchasers or any Holder for inclusion therein.

Subject to the limitation set forth in the next succeeding paragraph and subject to the provisions of Section 3, the Company shall be entitled to suspend its obligation to file any amendment to the Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in the Shelf Registration Statement, make any other filing with the SEC, cause the Shelf Registration Statement or other filing with the SEC to remain effective or take any similar action (collectively, “Registration Actions”) upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the 1933 Act (or successor provision), (B) the occurrence of any event or the existence of any fact as a result of which the Shelf Registration Statement would or shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the related Prospectus would or shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any corporate development that, in the discretion of the Company, makes it appropriate to postpone or suspend the availability of the Shelf Registration Statement and the related Prospectus, it being understood that the Company may not invoke this clause (C) for the purpose of avoiding its obligations under this Agreement. Upon the occurrence of any of the conditions described in (A), (B) or (C) above, the Company shall give prompt notice (a “Suspension Notice”) thereof to the Holders. Upon the termination of such condition, the Company shall give prompt notice thereof to the Holders and shall promptly proceed with all Registration Actions that were suspended pursuant to this paragraph and comply as promptly as practicable with the requirements of Section 3(j) hereof, if applicable.

The Company may suspend Registration Actions pursuant to the preceding paragraph for one or more periods (each, a “Suspension Period”) not to exceed, in the aggregate,

120 days in any twelve month period, during which no Additional Interest (as defined in Section 2.5) shall be payable. If one or more Suspension Periods exceed 120 days in any twelve month period, then Additional Interest will begin to accrue on the 121st day until such Registration Default is cured. Each Suspension Period shall be deemed to begin on the date the relevant Suspension Notice is given to the Holders and shall end on the date on which the Company gives the Holders a notice that the Suspension Period has terminated. The Company shall extend the Effectiveness Period (or the period during which Participating Broker-Dealers are entitled to use the Prospectus included in the Exchange Offer Registration Statement in connection with the resale of the Exchange Securities described in Section 3(f) below) by the total number of days during which a Suspension Period was in effect, so long as there are Registrable Securities. Notwithstanding anything to the foregoing, the Company shall at all times use its reasonable best efforts to end any Suspension Period at the earliest possible time.

The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

2.3 Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2. Each Holder shall pay all transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

2.4 Effectiveness.

(a) Other than with respect to a Suspension Period, the Company will be deemed not to have used its commercially reasonable efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not becoming or being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless such action is required by applicable law, rule, regulation, order, judgment or decree.

(b) An Exchange Offer Registration Statement pursuant to Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless either it has been declared effective by the SEC or it automatically becomes effective pursuant to the rules and regulations under the 1933 Act; provided, however, that if, after it has become or been declared effective, the offering of Registrable Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

2.5 Interest. If any Securities are not Freely Transferable by the 366th calendar day after the Closing Date and either (i) the Exchange Offer is not consummated on or prior to the 456th calendar day following the Closing Date, (ii) a Shelf Registration Statement applicable to the Registrable Securities, if required, is not filed or declared effective when required, or (iii) a Registration Statement applicable to the Registrable Securities is declared effective as required but thereafter fails to remain effective or usable in connection with resales for more than 120 calendar days in the aggregate in any twelve month period (each such event referred to in clauses (i) through (iii) above, a “Registration Default”), the interest rate borne by such Registrable Securities shall be increased (“Additional Interest”) by one-half of one percent per annum upon the occurrence of each Registration Default, provided that the maximum aggregate increase in the interest rate will in no event exceed one-half of one percent (0.50%) per annum. Following the earlier of (i) the time the Registrable Securities become Freely Transferable or (ii) the cure of all Registration Defaults, the accrual of Additional Interest on such Registrable Securities will cease and the interest rate will revert to the original rate.

Additional Interest shall be computed based on the actual number of days elapsed in each period in which the Shelf Registration Statement is unusable.

The Company shall notify the Trustee within five Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of Registrable Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

3. Registration Procedures.

In connection with the obligations of the Company with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Company shall, subject to the rights of the Company to invoke and maintain a Suspension Period in accordance with Section 2.2 without being in violation of any of the provisions hereunder:

(a) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all material respects with the applicable requirements of Regulation S-T under the 1933 Act, and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the Effectiveness Period (subject to the Company’s ability to declare Suspension Periods) and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply during the Effectiveness Period with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder required to enable the disposition of all Registrable Securities covered by each Registration Statement in accordance with the intended method or methods of distribution by the selling Holders thereof (including sales by any Participating Broker-Dealer);

(c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities of the filing of the Shelf Registration Statement with respect to the Registrable Securities; (ii) furnish to each Holder of Registrable Securities, without charge, electronic copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

(d) use its commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement becomes or is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(e) notify as promptly as practicable each Holder of Registrable Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Company that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration

Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein (in the case of the Prospectus in light of the circumstances under which they were made) not misleading, provided, however, that no notice by the Company shall be required pursuant to this clause (iv) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into such Registration Statement, which, in either case, contains the requisite information with respect to such event or facts that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or, to the Company’s knowledge, threatening of any proceeding for such purpose and (vi) of any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate, other than post-effective amendment solely to add selling Holders;

(f) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” which section shall be reasonably acceptable to the Representative on behalf of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Representative on behalf of the Participating Broker-Dealers and its counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer, without charge, electronic copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request for a period not to exceed 90 days after the consummation of the Exchange Offer, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

“If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer;” and

(y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act;

(g) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable;

(h) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

(i) if electronic global certificates for the Registrable Securities are not then available, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (other than as required by applicable law); and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least three Business Days prior to the closing of any sale of Registrable Securities;

(j) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(ii), (iii), (iv), (v) and (vi) hereof and subject to the Company’s ability to declare Suspension Periods, as promptly as practicable after the occurrence of such an event, use its commercially reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case, to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of Registrable Securities covered by such Registration Statement of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

(k) in the case of a Shelf Registration, a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus (except for any document filed under the 1934 Act and which is to be incorporated by reference into a Registration Statement or a Prospectus, and except for amendments and supplements that are filed solely to name selling Holders) after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers on behalf of such Holders; and make representatives of the Company as shall be reasonably requested by the Holders of Registrable Securities, or the Initial Purchasers on behalf of such Holders, available for discussion of such document;

(l) obtain a CUSIP number for all Exchange Securities, Private Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities, Private Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

(m) (i) cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(n) in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available for inspection during business hours by representatives of the Holders of the Registrable Securities, any Participating Broker-Dealer and one legal firm counsel or accountant retained by any of the foregoing, all financial and other records and pertinent corporate documents of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, special counsel or accountant in connection with a Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers;

(o) (i) in the case of an Exchange Offer Registration Statement, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide electronic copies of such document to the Initial Purchasers and to counsel to the Initial Purchasers and not file any such Exchange Offer Registration Statement, Prospectus or amendment to which an Initial Purchaser or counsel to the Initial Purchasers shall reasonably object, and make the representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers;

(ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus (except for any document filed under the 1934 Act and which is to be incorporated by reference into a Registration Statement or a Prospectus, and except for amendments and supplements that are filed solely to name selling Holders), provide electronic copies of such document to the Holders of Registrable Securities, to the Initial Purchasers and to counsel for the Holders, if any, not file any such Exchange Offer Registration Statement, Prospectus or amendment to which an Initial Purchaser or counsel to the Initial Purchasers shall reasonably object, and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders or counsel for the Holders of Registrable Securities; and

(p) otherwise comply in all material respects with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder.

In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder’s participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(ii), (iii), (iv), (v) and (vi) hereof or a Suspension Period, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(j) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

4. Indemnification; Contribution.

(a) The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, and each Person, if any, who controls any Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each affiliate of any Holder within the meaning of Rule 405 under the 1933 Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof or any Prospectus included therein (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or in any Preliminary Prospectus or “issuer free writing prospectus,” as defined in Rule 433 (“Issuer FWP”) of the 1933 Act, relating to a Shelf Registration, pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, if any, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder furnished to the Company in writing by or on behalf of such Holder expressly for use therein.

(b) Each Holder agrees severally, but not jointly, to indemnify and hold harmless the Company, each Guarantor, the Initial Purchasers, and the other selling Holders and each of their respective directors and officers, and each Person, if any, who controls the Company, the Initial Purchasers, or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity contained in Section 4(a) hereof, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in such Registration Statement, Prospectus or amendment or supplement thereto or in any Preliminary Prospectus or Issuer FWP. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by or on behalf of such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement (or any amendment thereto) giving rise to such indemnification obligation.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 4(a) or 4(b) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. LLC, in the case of parties indemnified pursuant to Section 4(a) and, in the case of parties indemnified pursuant to Section 4(b), the Company and the Guarantors. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior written notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or admission of fault, culpability or a failure to act, by or on behalf of an indemnified party.

(d) To the extent that the indemnification provided for in Section 4(a) or 4(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and each Guarantor shall be deemed to be equal to the total net proceeds from the initial placement pursuant to the Purchase Agreement (before deducting expenses) of the Registrable Securities to which such losses, claims, damages or liabilities relate. The relative benefits received by any Holders and the Initial Purchasers shall be deemed to be equal to the value of receiving registration rights under this Agreement for the Registrable Securities. The relative fault of the Holders and the Initial Purchasers on the one hand and the Company and each Guarantor on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders and the Initial Purchasers or by the Company and each Guarantor, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ and the Initial Purchasers’ respective obligations to contribute pursuant to this Section 4(d) are several in proportion to the respective number of Registrable Securities they have sold pursuant to a Registration Statement, and not joint.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 4(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it were offered exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity, hereunder, under the Purchase Agreement or otherwise.

The indemnity and contribution provisions contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or Initial Purchaser, any person controlling any Holder or Initial Purchaser or any affiliate of any Holder or Initial Purchaser or by or on behalf of the Company or any Guarantor, its officers or directors or any person controlling the Company or any Guarantor and (iii) the sale of any Registrable Securities by any Holder or Initial Purchaser.

5. Miscellaneous.

5.1 No Inconsistent Agreements. Neither the Company nor any Guarantor has entered into and the Company or any Guarantor will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company’s or the Guarantors’ other issued and outstanding securities under any such agreements.

5.2 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure.

5.3 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5.3, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company and the Guarantors, initially at the Company’s address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.3.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

5.4 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement, the Indenture and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

5.5 Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

5.6 Restriction on Resales. Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its “affiliates” (as such term is defined in Rule 144(a)(1) under the 1933 Act) that it controls (including, but not limited to any executive officers of the Company) not to, resell any Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities submit such Securities to the Trustee for cancellation.

5.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.9 GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

5.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DIGITALGLOBE, INC.

By:	/s/ Yancey L. Spruill
	Name:	Yancey L. Spruill
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

DG CONSENTS SUB, INC., as Guarantor

By:	/s/ Yancey L.Spruill
	Name:	Yancey L. Spruill
	Title:	Treasurer

DIGITALGLOBE INTERNATIONAL, INC., as Guarantor

By:	/s/ Yancey L. Spruill
	Name:	Yancey L. Spruill
	Title:	Treasurer

GEOEYE, LLC, as Guarantor

By:	/s/ Yancey L. Spruill
	Name:	Yancey L. Spruill
	Title:	Treasurer

GEOEYE IMAGERY COLLECTION SYSTEMS INC., as Guarantor

By:	/s/ Yancey L. Spruill
	Name:	Yancey L. Spruill
	Title:	Treasurer

GEOEYE SOLUTIONS HOLDCO INC., as Guarantor

By:	/s/ Yancey L. Spruill
	Name:	Yancey L. Spruill
	Title:	Treasurer

GEOEYE SOLUTIONS INC., as Guarantor

By:	/s/ Yancey L. Spruill
	Name:	Yancey L. Spruill
	Title:	Treasurer

i5, INC., as Guarantor

By:	/s/ Yancey L. Spruill
	Name:	Yancey L. Spruill
	Title:	Treasurer

GEOEYE MISSOURI INC. (f/k/a MJ HARDEN ASSOCIATES, INC.), as Guarantor

By:	/s/ Yancey L. Spruill
	Name:	Yancey L. Spruill
	Title:	Treasurer

GEOEYE LICENSE CORP., as Guarantor

By:	/s/ Yancey L. Spruill
	Name:	Yancey L. Spruill
	Title:	Treasurer

GEOEYE ANALYTICS INC., as Guarantor

By:	/s/ Yancey L. Spruill
	Name:	Yancey L. Spruill
	Title:	Treasurer

Confirmed and accepted as of the date first above written:

MORGAN STANLEY & CO. LLC

By:	/s/ Reagan C. Philipp
	Name:	Reagan C. Philipp
	Title:	Authorized Signatory

For itself and the other several Initial Purchasers named in Schedule I hereto

Schedule I

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Mitsubishi UFJ Securities (USA), Inc.

Citigroup Global Markets Inc.

Barclays Capital Inc.

Raymond James & Associates, Inc.